Exhibit 99

Release Date:	Further Information:

IMMEDIATE RELEASE	David J. Bursic
January 28, 2022	President and CEO
Phone: 412/364-1911

WVS FINANCIAL CORP. ANNOUNCES NET INCOME AND EARNINGS PER SHARE FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2021

Pittsburgh, PA -- WVS Financial Corp. (NASDAQ: WVFC), the holding company for West View Savings Bank, today reported net income of $330 thousand or $0.19 per diluted share, for the three months ended December 31, 2021 as compared to $355 thousand or $0.20 per diluted share for the same period in 2020. The $25 thousand or 7.0% decrease in net income during the three months ended December 31, 2021 was primarily attributable to a $41 thousand decrease in net interest income and an increase in non-interest expense of $43 thousand, which was partially offset by an increase in non-interest income of $35 thousand, a $14 thousand decrease in the provision of loan losses and a decrease in income tax expense of $10 thousand, when compared to the same period of 2020. The decrease in net interest income was the result of a $112 thousand decrease in interest income which was partially offset by an $71 thousand decrease in interest expense for the three months ending December 31, 2021, when compared to the same period in 2020. The decrease in interest income for the three months ended December 31, 2021 was primarily attributable to lower market yields earned on the Company’s investment and mortgage-backed securities portfolio and lower average balances of loans outstanding which were partially offset by higher average balances of investment and mortgage-backed securities and higher yields on the loan portfolio when compared to the same period in 2020. The decrease in interest expense for the three months ended December 31, 2021 was primarily attributable to lower rates paid on deposits and Federal Home Loan Bank (FHLB) advances which were partially offset by higher average balances of deposits and FHLB advances outstanding when compared to the same period in 2020.  The decrease in the provision for loan losses for the three months ended December 31, 2021 was primarily the result of lower average balances in loans outstanding and a reduction in the amount of provision allocated for the COVID-19 pandemic when compared to the same period in 2020.  As of December 31, 2021, the Company continued to have no loans in COVID-19 deferral status.  The Company anticipates continuing to reverse the COVID-19 portion of the allowance for loan and lease losses throughout fiscal 2022 assuming continued favorable trends in the COVID-19 pandemic.   The increase in non-interest expense was primarily attributable to an increase of $26 thousand in occupancy and equipment expense (mostly attributable to costs associated with closing the Bellevue branch) and an increase of $12 thousand in salaries and employee benefits during the three months ended December 31, 2021 compared to the same period of 2020.  The increase in total non-interest income was primarily the result of an $28 thousand increase in investment securities gains and a $7 thousand increase in service charges on deposits during the quarter ended December 31, 2021, when compared to the same quarter of the prior year.  The decrease in income tax expense for the quarter ended December 31, 2021 was due to lower taxable income, when compared to the same period of 2020.

Net income for the six months ended December 31, 2021 totaled $601 thousand or $0.35 per diluted share, as compared to $775 thousand or $0.44 per diluted share for the same period in 2020. The $174 thousand or 22.5% decrease in net income during the six months ended December 31, 2021 was primarily attributable to an $236 thousand decrease in net interest income, a $95 thousand increase in non-interest expense which were partially offset by a $29 thousand decline in provision for loan losses, a $62 thousand increase in non-interest income, and a $66 thousand decrease in income tax expense when compared to the same period in 2020.  The decrease in net interest income during the six months ended December 31, 2021 was attributable to a $459 thousand decrease in interest income which was partially offset by a $223 million decrease in interest expense when compared to the same period in 2020. The decrease in interest income was primarily the result of lower average yields on the Company’s loan, investment and mortgage-backed securities portfolios, and lower outstanding balances of loans partially offset by higher average outstanding balances of investment and mortgage-backed securities, when compared to the same period in 2020.  The decrease in interest expense for the six months ended December 31, 2021 was primarily attributable to lower rates paid on deposits and FHLB advances, lower FHLB advances outstanding which were partially offset by higher wholesale time deposits outstanding when compared to the same period in 2020. The increase in non-interest income was primarily attributable to investment securities gains of $38 thousand, a decrease in other than temporary impairment losses on the private-label mortgage-backed securities portfolio of $13 thousand and a $7 thousand increase in service charges on deposits when compared to the prior year period.   The $95 thousand increase in other non-interest expense was primarily attributable to higher employee compensation and benefits of $49 thousand, a $26 thousand increase in occupancy and equipment related expenses (mostly attributable to closing the Bellevue branch) and $29 thousand in other expenses when compared to the same period in 2020. The $29 thousand increase in other expenses was primarily attributable to an increase in the provision for off balance sheet loan commitments outstanding which was partially offset by lower office supplies and postage expense.  Partially offsetting these increases in non-interest expenses was a decrease of $8 thousand in deposit insurance premiums and a $1 thousand decrease in ATM network expenses during the six months ended December 31, 2021, when compared to the same period in 2020.  The decrease in income tax expense for the six months ended December 31, 2021 was primarily the result of lower levels of taxable income, when compared to the same period in 2020.

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC savings bank, which conducts business from five offices located in the North Hills suburbs of Pittsburgh, Pennsylvania. The Bank wishes to thank our customers and host communities for allowing us to be their full service bank.

--TABLES ATTACHED--

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WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands except per share data)

	December 31, 2021 (Unaudited)	June 30, 2021 (Unaudited)
Total assets	$355,571	$346,078
Cash and Cash Equivalents	2,948	2,551
Certificates of Deposits	350	350
Investment securities available-for-sale	137,754	151,577
Investment securities held-to-maturity	9,953	15,489
Mortgage-backed securities held-to-maturity	112,797	82,459
Net loans receivable	78,526	80,684
Deposits	161,385	157,167
FHLB advances: short-term	148,600	113,093
FHLB advances: long-term, fixed-rate	5,000	10,000
FHLB advances: long-term variable-rate	-	25,000
Equity	38,222	36,389
Book value per share – Common Equity	20.29	20.37
Book value per share – Tier I Equity	20.14	20.11
Annualized Return on average assets	0.51%	0.40%
Annualized Return on average equity	4.71%	3.40%
Tier I leverage ratio	10.85%	11.71%

WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED OPERATING DATA

(In thousands except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	(Unaudited)		(Unaudited)
	2021	2020	2021	2020
Interest income	$1,347	$1,459	$2,665	$3,124
Interest expense	145	216	319	542
Net interest income	1,202	1,243	2,346	2,582
Provision for loan losses	(22)	(8)	(36)	(7)
Net interest income after provision for loan losses	1,224	1,251	2,382	2,589
Non-interest income	138	103	276	214
Non-interest expense	919	876	1,851	1,756
Income before income tax expense	443	478	807	1,047
Income taxes	113	123	206	272

NET INCOME	$330	$355	$601	$775

EARNINGS PER SHARE:
Basic	$0.19	$0.20	$0.35	$0.44
Diluted	$0.19	$0.20	$0.35	$0.44

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	1,740,704	1,749,372	1,739,465	1,748,705
Diluted	1,740,704	1,749,372	1,739,465	1,748,705